UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2018

THE WILLIAMS COMPANIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-4174	73-0569878
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (918) 573-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2018, the Board of Directors (the “Board”) of The Williams Companies, Inc. (the “Company”) appointed Vicki L. Fuller to the Board, effective as of that date. Ms. Fuller will serve on the Audit and the Nominating and Governance Committees of the Board.

In connection with Ms. Fuller’s appointment as a non-employee director, Ms. Fuller will receive the standard annual benefits paid to each non-employee director including: (i) $110,000 annual cash retainer; and (ii) $165,000 annual equity retainer in the form of restricted stock units issued pursuant to The Williams Companies, Inc. Amended and Restated 2007 Incentive Plan. The annual cash retainer is paid through quarterly cash payments. The annual equity retainer is deferred and will not be distributed until the director’s retirement from the Board.

There are no arrangements or understandings between Ms. Fuller and any other person in connection with her appointment as a director of the Company. Ms. Fuller is not related to any officer or director of the Company, and there are no transactions or relationships between Ms. Fuller and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

The Company issued a press release, dated July 31, 2018, announcing the appointment of Ms. Fuller to the Board, which press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of the Company dated July 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By:	/s/ Joshua H. De Rienzis
Joshua H. De Rienzis Vice President, Corporate Secretary

DATED: August 6, 2018